EXHIBIT 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k)(l)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement on Schedule 13D to which this Exhibit is attached (including amendments thereto) is filed on behalf of each of them in the capacities set forth below.

ROBERT J. HOOKE

Dated: May 8, 2024	/s/ Robert J. Hooke
Robert J. Hooke

CENTENNIAL FIDUCIARY MANAGEMENT LLC

Dated: May 8, 2024	/s/ Robert J. Hooke
Robert J. Hooke, Trust Officer

RANCH LEGACY TRUST

By: Centennial Fiduciary Management LLC, its Trustee

Dated: May 8, 2024	/s/ Robert J. Hooke
Robert J. Hooke, Trust Officer